UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20579

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 15, 2023
(Date of earliest event reported)

LITTELFUSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8755 W. Higgins Road, Suite 500, Chicago, IL 60631
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (773) 628-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	LFUS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) The Audit Committee (the “Committee”) of the Board of Directors of Littelfuse, Inc. (the “Company”) recently conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2024. The Committee invited several public accounting firms to participate in this process, including Grant Thornton LLP (“Grant Thornton”), the Company’s independent registered public accounting firm for the fiscal year ended December 30, 2023. The selection process was undertaken during the first half of 2023 to ensure an orderly transition and the independence of the selected firm.

As a result of this process, on August 15, 2023, the Committee approved the dismissal of Grant Thornton as the Company’s auditor and appointed Deloitte & Touche LLP (“Deloitte”). The appointment of Deloitte does not affect Grant Thornton’s engagement to audit the Company’s consolidated financial statements for the year ending December 30, 2023.

The audit reports of Grant Thornton on the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and January 1, 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles and, during such fiscal years, as well as the subsequent interim periods through August 15, 2023, there were no disagreements (as defined in Item 304(a)(1) (iv) of Regulation S-K and the related instructions) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure and there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

The Company provided Grant Thornton with a copy of the disclosure contained in this section of this Current Report on Form 8-K and requested that Grant Thornton furnish us with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects to which it does not agree. A copy of Grant Thornton’s letter dated August 16, 2023 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) On August 15, 2023, the Committee appointed Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2024, to be effective upon the execution of an engagement letter and related completion of Deloitte's standard client acceptance procedures.

During our two most recent fiscal years and the subsequent interim periods through August 15, 2023, neither the Company nor anyone acting on its behalf has consulted with Deloitte regarding (1) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or the effectiveness of internal control over financial reporting, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (2) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (3) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No	Description
16.1	Grant Thornton LLP letter to the U.S. Securities and Exchange Commission dated August 16, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Littelfuse, Inc.

Date: August 16, 2023	By: /s/ Meenal A. Sethna
Meenal A. Sethna Executive Vice President and Chief Financial Officer